THE EXCESS BENEFIT PLAN


                                       OF


                          THE PERKIN-ELMER CORPORATION













                            Effective August 1, 1984
                            Restated August 1, 1989
                             Amended June 30, 1993
                            Restated October 1, 1995
                             Amended April 1, 2000
                            Amended August 17, 2000




                                  Working Copy

                Incorporating First and Second Amendments to Plan

                                      INDEX
                                      -----



                                                                              Page No.
                                                                              --------
ARTICLE 1                  Definitions                                          1

ARTICLE 2                  Purpose of Plan                                      3

ARTICLE 3                  Eligibility                                          4

ARTICLE 4                  Benefits                                             5

ARTICLE 5                  Administration                                       7

ARTICLE 6                  Amendment and Termination                            8

ARTICLE 7                  Miscellaneous                                        9

                             THE EXCESS BENEFIT PLAN

                                       OF

                          THE PERKIN-ELMER CORPORATION

         The Perkin-Elmer Corporation, a New York corporation having its principal place of business in Norwalk, Connecticut, hereby restates as of October 1, 1995 The Excess Benefit Plan of The Perkin-Elmer Corporation which was effective as of August 1, 1984.

                                    ARTICLE 1
                                   Definitions

         The words and phrases defined hereinafter shall have the following meaning:

         Section 1.1 - Act.  The Employee Retirement Income Security Act of
1974.

         Section 1.2 - Beneficiary. The person or persons named under the provisions of Section 4.4 of this Plan.

         Section 1.3 - Board of Directors. The Board of Directors of the
Company.

         Section 1.4 - Code. The Internal Revenue Code of 1986, as amended, or as it may be amended from time to time.

         Section 1.5 - Company. The Perkin-Elmer Corporation, a New York corporation, or any successor to it in ownership of all or substantially all of its assets.

         Section 1.6 - Committee. The Committee appointed by the Board of Directors as provided for in Article XII of The Employee Pension Plan of The Perkin-Elmer Corporation.

         Section 1.7 - Effective Date. August 1, 1984. The effective date of this restatement is October 1, 1995.

         Section 1.8 - Employee. Any person, including any officer or director who is employed in the service of the Company and who is a participant in the Pension Plan or the Savings Plan.

         Section 1.9 - Pension Plan. The Employee Pension Plan of The Perkin-Elmer Corporation formerly known as the Employee Retirement Plan of The Perkin-Elmer Corporation.

         Section 1.10 - Plan. The Excess Benefit Plan of The Perkin-Elmer Corporation.

         Section 1.11 - Plan Year. The period August 1, 1992 through June 30, 1993 shall constitute a short Plan Year. Thereafter, a Plan Year shall mean each twelve (12) consecutive month period from July 1 to the next succeeding June 30.

         Section 1.12 - Savings Plan. The Employee Savings Plan of The Perkin-Elmer Corporation formerly known as the Profit Sharing and Savings Plan of The Perkin-Elmer Corporation.

         Any word or phrase that is not a defined term in this section, which is a defined word or term in either the Savings Plan or Pension Plan and is used in this Plan, shall have the same meaning as the Plan in which it appears.

                                    ARTICLE 2
                                 Purpose of Plan

         Section 2.1 - Purpose. This Plan is designed to provide retirement benefits payable out of the general assets of the Company where benefits cannot be paid under the Pension Plan and/or contributions are limited under the Savings Plan because of the application of Code Section 415 and Code Section 401(a)(17) and the provisions of the Pension Plan and/or the Savings Plan which implement such sections.

                                    ARTICLE 3
                                   Eligibility

         Section 3.1 - Eligibility. Any Employee or his Beneficiary shall be eligible for coverage under this Plan if such Employee is an officer of the Company or is highly compensated within the meaning of Code Section 414(q).

                                    ARTICLE 4
                                    Benefits


          Section 4.1 - Amount of Benefits. The benefit payable under this Plan shall be equal to the sum of the following amounts:

          a) the benefit, if any, which, when calculated under the Pension Plan without taking into account the provisions of the Pension Plan dealing with limits on pensions imposed by Code Section 415 and Code Section 401(a)(17), is in excess of the benefit payable to or on behalf of the Employee under the Pension Plan after taking into account such provisions; and

          b) an amount equal to the Automatic Company Contributions and/or Company Matching Contributions which would have been allocated on behalf of the Employee under Article III of the Savings Plan if the limitations of Code Sections 401(a)(17) and 415 were inapplicable, adjusted to take into account investment income and gain or loss experienced by Vanguard LifeStrategy Moderate Growth Fund of the Savings Plan. Should any Automatic Company Contributions and/or Company Matching Contributions be inadvertently allocated to the Employee's Account in the Savings Plan in excess of the limitations of Section 401(a)(17) and/or
                Section 415, upon correction in the Savings Plan, the Employee's account in this Plan will be credited with the actual income and gain or loss experienced in the Savings Plan.

          Section 4.2 - Form of Benefit Payments. Benefits payable to or on behalf of an Employee or his Beneficiary resulting from the provisions of subsection 4.1(a) shall be paid in monthly installments after adjustment in accordance with the optional form of benefit payable elected under the Pension Plan. Benefits payable to or on behalf of an Employee or his Beneficiary resulting from the provisions of subsection 4.1(b) shall be paid in cash in a single lump sum or in installments in the form of a term-certain annuity, a single life annuity or a joint and survivor annuity, or by a combination of such methods, as determined by the Committee in its discretion.

          Section 4.3 - Time of Benefit Payments. Benefits due under this Plan shall be paid at such time or times following the Employee's termination, retirement or death as the Committee in its discretion determines.

          Section 4.4 - Beneficiary in the Event of Death. Upon the death of an Employee, any remaining benefits due under this Plan to an Employee other than benefits resulting from subsection 4.1(a) shall be distributed to (1) the Beneficiary designated by the Employee under this Plan, or if none, (2) the Beneficiary designated by the Employee under the Pension Plan, or if none, (3) the Beneficiary designated by the Employee under the Savings Plan, or if none,
(4) the estate of the deceased Employee.

          The designation of Beneficiary under this Plan shall be made on a form specified by the Committee and may be changed from time to time in the manner prescribed by the Committee.

         Section 4.5 - Benefits Unfunded. Benefits payable under this Plan shall be paid by the Company each year out of its general assets and shall not be funded in any manner.

         Section 4.6 - Vesting. An Employee shall not have a right to a benefit under this Plan unless:

         a) for purposes of the Section 4.1(a) benefit, he has five (5) years of vesting service under the Pension Plan; and

         b) for purposes of the Section 4.1(b) benefit, he has completed years of vesting service under the Savings Plan in accordance with the following schedule:

           Years of Vesting Service                              Vested Percentage
           ------------------------                              -----------------
               Less than 1                                               0%
               1 but less than 2                                        25%
               2 but less than 3                                        50%
               3 but less than 4                                        75%
               4 or more                                               100%

                                    ARTICLE 5
                                 Administration

         Section 5.1 - Duties of Committee. This Plan shall be administered by the Committee in accordance with its terms and purposes. The Committee shall determine the amount and manner of payments of the benefits due to or on behalf of each Employee and/or his Beneficiary from this Plan and shall cause them to be paid accordingly.

         Section 5.2 - Finality of Decisions. The decisions made by and the actions taken by the Committee in the administration of this Plan shall be final and conclusive on all persons, and the members of the Committee shall not be subject to individual liability with respect to this Plan.

         Section 5.3 - Claims Procedure. A claim for benefits under the Plan must be made to the Committee in writing. The Committee shall provide adequate notice in writing within sixty (60) days of the receipt of the claim for benefits to any Participant, Contingent Annuitant or Beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in as simple language as possible. If a claim is denied, in whole or in part, the Committee shall send the claimant a notice of denial explaining the reasons for denial of the claim. A claimant whose claim has been denied, or his authorized representative, may request a review of the denial, but such a request must be in writing, and must be submitted to the Committee within ninety (90) days after the claimant's receipt of the notice of denial. Upon appeal for review by a claimant whose claim for benefits from the Plan has been denied in whole or in part, the claimant shall be given an opportunity to review the Plan document with a representative of the Committee and shall further be given the opportunity to submit in writing any statement or comments material or relevant to the claim.

         The review of a claim which has been denied shall be made by the Committee within sixty (60) days of the receipt of the request for review, unless the Committee determines that special circumstances required additional time, in which case a decision shall be rendered not later than one hundred twenty (120) days after receipt of the request for review. The decision of the review shall be in writing and shall include specific reasons for the decision, written in as simple language as possible with specific reference to the pertinent Plan provisions on which the decision is based.

                                    ARTICLE 6
                            Amendment and Termination

         Section 6.1 - Amendment and Termination. While the Company intends to maintain this Plan in conjunction with the Pension Plan and the Savings Plan for as long as necessary, the Company acting through its Board, reserves the right to amend and/or terminate it at any time for whatever reasons it may deem appropriate.

                                    ARTICLE 7
                                  Miscellaneous

         Section 7.1 - No Employment Rights. Nothing contained in this Plan shall be construed as a contract of employment between the Company and any Employee, or as a right of any Employee to be continued in employment or as a limitation of the right of the Company to discharge any Employee with or without cause.

         Section 7.2 - Unsecured Creditor. Employees and their Beneficiaries, heirs and successors under this Plan shall have solely those rights of an unsecured creditor of the Company. Any and all assets of the Company shall not be deemed to be held in trust for any Employee, their Beneficiaries, heirs and successors, nor shall any assets be considered security for the performance of obligations of the Company and said assets shall at all times remain unpledged, unrestricted general assets of the Company. The Company's obligation under the Plan shall be an unsecured and unfunded promise to pay benefits at a future date.

         Section 7.3 - Non-Assignability. The Participant and their Beneficiaries, heirs and successors shall not have any right to commute, sell, pledge, assign, transfer or otherwise convey the right to receive any payment under this Plan. The right to any payment of benefit shall be non-assignable and non-transferable.

         Section 7.4 - Withholding Taxes. The Committee may take any appropriate arrangements to deduct from all amounts paid under the Plan any taxes required to be withheld by any government or governmental agency.

         Section 7.5 - Invalidity of Certain Provisions. If any provision of this Plan is held invalid or unenforceable, such invalidity or unenforceabilility shall not affect any other provision hereof and this Plan shall be construed and enforced as if such provision had not been included.

         Section 7.6 - Incapacity. In the event that any Participant is unable to care for his affairs because of illness or accident, any payment due may be paid to the Participant's spouse, parent, brother, sister or other person deemed by the Committee to have incurred expenses for the care of such Participant, unless a duly qualified guardian or other legal representative has been appointed.

         Section 7.7 - Law Applicable. This Plan shall be governed by the laws of the State of Connecticut.